UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2008

DIAMOND POWERSPORTS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-87992	65-0419601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9100 S. Dadeland Blvd., Ste 1500, Miami, Florida 33156
(Address of principal executive offices)

Registrant’s telephone number, including area code: (888) 889-8185

N/A
(Former name or former address, if changed since last report)

Copies to:
JPF Securities Law, LLC
17111 Kenton Drive, Ste 100B
Cornelius, NC 28031
(704) 897-8334 Tel
(888) 608-5705 Fax

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    This Current Report on Form 8-K is filed by Diamond Powersports Inc., a Florida corporation (the “Registrant” or the "Company"), in connection with the items set forth below.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

    On May 22, 2008, the Registrant and predecessor of the Registrant, executed a Plan of Exchange (the "Agreement"), between and among the Registrant, Golden Dragon Food & Beverage Import & Export Co. of Hong Kong Ltd., a corporation organized and existing under the laws of Hong Kong Special Administrative Region of Peoples’ Republic of China, (“Golden Dragon”), the shareholders of Golden Dragon (the "Golden Dragon Shareholders") and Pierre Elliott, President and Director of the Registrant ("Mr. Elliott"). An executed copy of the Agreement is attached hereto as Exhibit 10.1.

    Pursuant to the terms of the Agreement, Registrant acquired 100% of the capital stock of Golden Dragon in exchange for the issuance by Registrant of 78,000,000 new shares of Common Stock to Golden Dragon, which gave Golden Dragon Shareholders a 'controlling interest' in the Registrant representing approximately 82.7% of the issued and outstanding shares. The transaction was approved by Board of Directors of the Registrant and Golden Dragon, respectively. After the exchange, Golden Dragon will be a 100% owned subsidiary of Registrant, and Registrant will cease all of its current remaining motorcycle parts and accessory operations and will adopt and implement the business plan of Golden Dragon.

Amendments to Articles of Incorporation

Simultaneous with the closing, the Registrant increased its authorized common shares to 5 billion and applied for a name change to Golden Dragon Holdings, Inc. Once the name has been changed with the Secretary of State of Florida, the Registrant will notify FINRA so a new ticker symbol can be obtained.

    As previously reported, the Agreement contemplated that the exchange transaction immediately closed upon the approval of the Board of Directors of Registrant and Golden Dragon, respectively. The approvals of the Board of Directors of Registrant and Golden Dragon, respectively, were received on June 2, 2008, and the Registrant, Golden Dragon, the Golden Dragon Shareholders and Mr. Pierre declared the exchange transaction consummated on June 9, 2008.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

Accordingly, there has been a change of control of the Registrant and the Golden Dragon Shareholders now control 82.7% of the voting power of the Registrant. In addition, nominees of the Golden Dragon Shareholders currently occupy two seats on the Registrant's Board of Directors.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Under the terms of the Agreement, Pierre Elliott and Lisa Elliott resigned as Officers and Directors of the Company and Mr. Cesar Cuenca and Mr. Frank Yglesias were appointed Directors in their place and stead.

Mr. Cesar Cuenca - President and Director

Mr. Cuenca is a highly motivated business professional with multiple degrees and a successful track record of profitability in small and medium size companies.  His talent for quickly mastering technology and applying it to a company’s need is crucial.  Mr. Cuenca holds several certifications on all major computer platforms and software enabling him to be an enormous asset to Golden Dragon, as GDFB evolves into a mid-tier logistics system which, will include a WMS (warehouse management system), TMS (transportation management system) & 3PL (3rd party logistics), to track global orders and shipments.  Mr. Cuenca’s experience will be an asset.

Mr. Cuenca’s career started his early 20’s in the laboratories and manufacturing plants of Coulter Electronics.  During his tenure at Coulter, he demonstrated to supervisors and co-workers alike, a passion for excellence without compromising human values.  During his tenure at Coulter he was nominated several times for employee of the year.  He was responsible for managing, creating and repairing different business units.  This earned him a valuable reputation for his abilities to turn a business unit into a profit center.

During the acquisition of Coulter from Beckman a rival company, Mr. Cuenca was once more given the task to merge business practices, policies and procedures from one company to another.  These where very trying times at Coulter, but once again, Mr. Cuenca showed his commitment in being a team player and leader to face the challenges of this acquisition.  Once he successfully accomplished his responsibilities at Coulter, he began focusing on a new and exciting chapter in his life.  Establishing his own company.

Mr. Cuenca in the year 2000 Co-Founded Acero Systems, a company that has been very profitable since its inception and to the present.  His tenacity has made Acero Systems, a highly respected computer company in South Florida, having earned accounts like: Lennar Homes, Del Monte Fresh Produce, Baptist Hospital, City of Plantation, just to name a few.

In 2005, Mr. Cuenca Co-Founded Sevilla Café, a successful bistro in the heart of the business district of Coral Gables.  He quickly automated the business, without compromising quality, the restaurant to be able to manage and maintain a control even in his absence.  During 2006, Sevilla Café was nominated “Bistro of the Month” from the City of Coral Gables.

Mr. Cuenca has also been very successful in a small real-estate venture, where he has acquire properties in the Lower Keys, South Florida, South Carolina and the Eleutra Islands.

Mr. Frank Yglesias - Chief Executive Officer and Director

Mr. Yglesias has endured the necessary managerial discipline to co-own and operate the Golden Dragon, as he has several years of public relations and customer service experience, as well as a proven history of securing profitable businesses at and above quotas. Mr. Yglesias has impeccable relationship skills that will enable him to engage his clients; allowing strong business ties in the community in which he plans to conduct the business of import foods.

In 1990 Mr. Yglesias was very successful as a Director of Telecommunication for Eastman Kodak. His responsibilities were to work in the Latin American Division. It was here that Mr. Yglesias began to understand the unique culture of the region. Mr. Yglesias performed many duties successfully that included strategic planning and design of an organization's telecommunications systems, as well as, sharpened his communication skills by working with other members of the IS staff to ensure that telecommunications solutions meet company needs. Mr. Yglesias Relied on extensive experience and judgment to plan and accomplish his goals with the company, as he lead and directed the work of others and used a wide degree of creativity and latitude that was highly expected.

In 1998 Mr. Yglesias obtained valuable executive knowledge as the Vice President of Information Systems for ParkStone Medical Information Systems, Inc., where his knowledge of information systems, procedures, and quality assurance abilities play a significant role in the business. He was responsible for the growth and momentum of the company, which was insured by his commitment to oversee all operations, including marketing, and strategic direction to meet the market demands. Mr. Yglesias was also very successful in performing accounting and having inventory responsibilities as well.

In 2000 Mr. Yglesias used his business leadership skills to meet the goal set forth as Co-Founder of Acero Systems, Inc. His responsibilities were developing and executing marketing and advertising platforms. Mr. Yglesias procured solid alliances with Del Monte Fresh Produce, and the City of Plantation, as he was the sole source for streamlining the entire business. Mr. Yglesias had to use his advanced communication skills to maintain directional communication as he played a significant role as a trainer; implementing business operation protocols to the staff this resulted in a 2 million dollar expansion in the company. Mr. Yglesias sold all interest in Acero Systems to pursue his vision of successfully owning and operating the Golden Dragon.

From 2005 to the present, Mr. Yglesias has spent his time and energy in traveling living and studying the Chinese market and culture, this has helped him in understanding the importance of this market and the importance of its culture. Although Mr. Yglesias take pride on taking an aggressive approach to details with his “get it done mind-set, he also take great pleasure in spending quality time with his family.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

As a result of the completion of the acquisition of Golden Dragon, a Form 8-K/A with audited financial statements of Golden Dragon and pro forma combined financial statements will be filed within 60 calendar days of the date of this Report as required by Item 9.01 of Form 8-K.

    The Registrant currently has 16,277,835 issued and outstanding shares of common stock (the new 78,000,000 new investment shares are not included) that trade on the "Pinksheets - Other OTC" quotation market under the symbol "DPWS".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND POWERSPORTS INC.

Date: June 10, 2008	By:	/s/ Frank Yglesias
Frank Yglesias, Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment
10.1	Plan of Exchange, dated May 22, 2008